UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 16, 2021

VIZIO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40271	85-4185335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 Tesla Irvine, CA 92618
(Address of Principal Executive Offices and Zip Code)
(949) 428-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VZIO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Notice of Blackout Related Lock-Up Release

In connection with the initial public offering of Class A common stock (the “IPO”) of VIZIO Holding Corp. (“VIZIO”), each of VIZIO’s directors, executive officers, and holders of substantially all of VIZIO’s outstanding equity securities as of the IPO entered into lock-up agreements with the underwriters for the IPO (the “Underwriters”) that restrict the ability to sell or transfer any shares of VIZIO’s capital stock until 180 days after March 24, 2021, subject to specific exceptions, including early release upon the satisfaction of certain conditions described below (the “IPO Lock-Up Period”).

Pursuant to the lock-up agreements with the Underwriters, if (i) at least 120 days have elapsed since March 24, 2021, (ii) VIZIO has publicly released earnings results for the quarterly period during which the IPO occurred and (iii) such lock-up period is scheduled to end during or within five trading days prior to a broadly applicable and regularly scheduled period during which trading in VIZIO’s securities would not be permitted under its insider trading policy (“blackout period”), such lock-up period will end ten trading days prior to the commencement of such blackout period.

The lock-up period is scheduled to end within VIZIO's quarterly blackout period. Therefore, in accordance with the lock-up agreements with the Underwriters, the IPO Lock-Up Period will end at the open of trading on August 19, 2021, which is ten trading days prior to the commencement of VIZIO’s quarterly blackout period. VIZIO will also release the market standoff agreements when the lock-up period expires.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VIZIO HOLDING CORP.

Date: August 16, 2021	By:	/s/ Jerry Huang
Jerry Huang
General Counsel